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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             Network Solutions, Inc.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



               Delaware                                               52-1146119
        -----------------------                                    ----------------
(State of Incorporation or Organization)                           (I.R.S. Employer
                                                                  Identification No.)


505 Huntmar Park Drive, Herndon, Virginia                               20170
-----------------------------------------                              -------
(Address of Principal Executive Offices)                              (Zip Code)

If this form relates to the                                       If this form relates to the
registration of a class of securities                             registration of a class of securities
pursuant to Section 12(b) of the                                  pursuant to Section 12(g) of the
Exchange Act and is effective                                     Exchange Act and is effective
pursuant to General Instruction                                   pursuant to General Instruction
A.(c), please check the following                                 A.(d), please check the following
box.                                                              box. X
     --                                                                -

Securities Act registration statement file number to which this form relates: 333-30705


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                                               Name of Each Exchange on Which
to be so Registered                                               Each Class is to be Registered
-------------------                                               ------------------------------
       None                                                                  None


Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, $0.001 par value per share
                    ----------------------------------------
                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.

       This amendment is being filed to change the title of registrant's registered security from Class A Common Stock, par value $0.001 per share (the "Class A Common Stock") to common stock, par value $0.001 per share (the "Common Stock"). The title of the Class A Common Stock was changed to Common Stock in the registrant's Certificate of Amendment of Second Amended and Restated Certificate of Incorporation which was filed with the Secretary of State of Delaware on June 17, 1999. The description of the Class A Common Stock that is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1(File No. 333-30705) (the "Registration Statement") is incorporated herein by reference as the description of the Common Stock.

Item 2. Exhibits.

       The following exhibits are filed as a part of this Registration
Statement:

       1. Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Network Solutions, Inc. filed with the Delaware Secretary of State on June 17, 1999.

       2. Form of stock certificate for Common Stock of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).


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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             Network Solutions, Inc.
                                             -----------------------
                                             (Registrant)


Dated:  June 17, 1999                        By:    /s/ JAMES P. RUTT
                                                 ------------------------------
                                                          James P. Rutt
                                                     Chief Executive Officer


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                                INDEX TO EXHIBITS


Exhibit                                                                         Numbered
Number                                    Exhibit                                 Page
------                                    -------                               --------
1.                          Certificate of Amendment of Second Amended
                            and Restated Certificate of Incorporation of
                            Network Solutions, Inc.


2. Form of stock certificate for Common Stock of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement.)